Kakamega County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 5 June 2018, for: TENDER NO KCA/M/SB/2018-2022 and TENDER NO KCA/M/CA/2018-2022

This Memorandum Serves as a basis for completing the Partnership between Kakamega County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 5 June 2018 from the H.E Wycliffe Ambetsa Oparanya, Governor of Kakamega County approving the partnership with AmericaTowne, Holdings, Inc., and Kakamega County Government for Tenders. The TENDER NO KCA/M/SB/2018-2022 for 1.26 billion Kenya Shillings ($12.5 Million USD) each year for four years, and TENDER NO KCA/M/CA/2018-2022 for 850 million Kenya Shillings ($8.4 Million USD) each year for four years. The County Government has the right to increase the Tender when deemed necessary.

The equipment and services will be provided under TENDER NO KCA/M/SB/2018-2022 and TENDER NO KCA/M/CA/2018-2022.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Kakamega County Government agree that:

Kakamega County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 16, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Kakamega County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Kakamega County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne's Chairman & Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Kakamega County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Kakamega County Government, Kakamega County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 6/5/18

COUNTY OF KAKAMEGA

By: H.E Wycliffe Ambetsa Oparanya, EGH
Its: Governor Kakamega County

Dated: 5th June 2018